UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2015

The Pep Boys - Manny, Moe & Jack
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03381	23-0962915
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 W Allegheny Ave, Philadelphia, Pennsylvania		19132
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2154309169

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 10, 2015, The Pep Boys - Manny, Moe & Jack (the "Company") held its Annual Meeting of Shareholders. At such meeting, the shareholders acted on the following matters.

1. The following Directors were elected.

Jane Scaccetti with 46,383,541 for, 727,102 votes against and 4,415,274 broker non-votes.

John T. Sweetwood with 46,395,386 votes for, 715,257 votes against and 4,415,274 broker non-votes.

Robert H. Hotz with 46,389,198 votes for, 721,445 votes against and 4,415,274 broker non-votes.

James A. Mitarotonda with 46,084,427 votes for, 1,026,216 votes against and 4,415,274 broker non-votes.

Robert Rosenblatt with 46,434,560 votes for, 676,083 votes against and 4,415,274 broker non-votes.

Andrea M. Weiss with 46,312,022 votes for, 798,621 votes against and 4,415,274 broker non-votes.

Robert L. Nardelli with 46,457,667 votes for, 652,976 votes against and 4,415,274 broker non-votes.

Scott P. Sider with 46,085,595 votes for, 1,025,048 votes against and 4,415,274 broker non-votes.

Matthew Goldfarb with 46,067,201 votes for, 1,043,442 votes against and 4,415,274 broker non-votes.

F. Jack Liebau, Jr. with 46,072,800 votes for, 1,037,843 votes against and 4,415,274 broker non-votes.

Bruce M. Lisman with 46,067,033 votes for, 1,043,610 votes against and 4,415,274 broker non-votes.

2. The advisory resolution on executive compensation was approved with 45,796,828 votes for, 1,185,952 votes against, 127,863 abstentions and 4,415,274 broker non-votes.

3. Deloitte & Touche LLP's appointment as the Company's independent registered public accounting firm was ratified with 51,199,570 votes for, 284,701 votes against and 41,646 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys - Manny, Moe & Jack

July 10, 2015	By:	Brian D. Zuckerman

Name: Brian D. Zuckerman
Title: SVP - General Counsel & Secretary